EXHIBIT 99.1
GEOGLOBAL ANNOUNCES COMMENCEMENT OF DRILLING PROGRAM OFFSHORE ISRAEL

Calgary, Alberta, Canada, June 25, 2012 – GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) (NYSE MKT: GGR) today provides an operational update on its Israeli operations and its preparations to spud its first well offshore Israel.

347/Myra and 348/Sara
On June 21, 2012, the Noble Homer Ferrington Semi-submersible drill rig (“NHF”) arrived at the Myra-1 location and final preparations are being undertaken to commence drilling the Myra-1 well in the next few days.

“We are excited to commence the drilling of our first deep water offshore well in the already prolific Levantine Basin off the coast of Israel,” said Paul B. Miller, President and CEO of GeoGlobal. “Our facilities and personnel are ready to begin drilling, which is the first step in unlocking the value in these licenses.”

The Myra-1 location is approximately 80 kilometers off the coast of Israel, in approximately 1,500 meters of water. The Myra-1 well will be drilled vertically to an approximate total depth of 5,200 meters Total Vertical Depth Subsea (“TVDSS”) which is anticipated to take approximately 70 days.

Upon completion of the Myra-1 well, the NHF will move to the Sara-1 location, which is approximately 60 kilometers off the coast of Israel, in approximately 1,400 meters of water.  The Sara-1 well planned to be drilled vertically to approximately 4,000 meters TVDSS and is anticipated to take approximately 50 days to drill.

GeoGlobal Resources Inc. (AMEX: GGR) is the well operator and owns 5% of Myra and Sara, ILDC Energy and its affiliates own 41.6%, and its parent company Israel Land Development Company (TASE: ILDC) owns 5%. Modiin Energy LP (TASE:MDIN.L), controlled by Tzahi Sultan and Nochi Danker's IDB Holding Corp. Ltd. (TASE:IDBH), owns 29.2%, IDB directly owns 5.6%, and IPC Oil and Gas Holdings Ltd. (IPC) (TASE: IPC) owns 13.6%.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a U.S. publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995

This press release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports, which we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

GeoGlobal Resources Inc. www.geoglobal.com	KM Investor Relations Ltd. www.km-ir.co.il
Paul B. Miller, President and CEO Patty Lew-Lapointe, Investor Relations	Moran Meir-Beres
Phone: +1 403 777-9250 Email: info@geoglobal.com	Phone: +011 972-3-5167620 E-mail: moran@km-ir.co.il

The Equicom Group	BPC Financial Marketing
Dave Feick, Managing Director, Western Canada	John Baldissera
Phone: +1 403 218-2839 Email: dfeick@equicomgroup.com	Phone : +1 800-368-1217